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                           DRINKER BIDDLE & REATH LLP
                                One Logan Square
                              18th & Cherry Streets
                           Philadelphia, PA 19103-6996
                                 (215) 988-2700




                                 August 30, 2001



Portfolio Partners, Inc.
151 Farmington Ave.
Hartford, Connecticut 06156-8962

RE:      PORTFOLIO PARTNERS, INC. - SHARES OF COMMON STOCK

Ladies and Gentlemen:

         We have acted as counsel to Portfolio Partners, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 6 (the "Amendment") to the Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Amendment seeks to register an indefinite number of shares of common stock, par value $.001 per share (the "Shares"), of the following series ("Portfolios") and share classes ("Classes"):


PORTFOLIO AND CLASS                                                             AUTHORIZED SHARES

PPI MFS Emerging Equities Portfolio - Adviser Class.......................             100,000,000
PPI MFS Emerging Equities Portfolio - Service Class.......................             100,000,000
PPI MFS Research Growth Portfolio - Adviser Class.........................             100,000,000
PPI MFS Research Growth Portfolio - Service Class.........................             100,000,000
PPI MFS Capital Opportunities Portfolio - Adviser Class...................             100,000,000
PPI MFS Capital Opportunities Portfolio - Service Class...................             100,000,000
PPI Scudder International Growth Portfolio - Adviser Class................             100,000,000
PPI Scudder International Growth Portfolio - Service Class................             100,000,000
PPI T. Rowe Price Growth Equity Portfolio - Adviser Class.................             100,000,000
PPI T. Rowe Price Growth Equity Portfolio - Service Class.................             100,000,000
PPI Alger Aggressive Growth Portfolio - Initial Class.....................             100,000,000
PPI Alger Aggressive Growth Portfolio - Adviser Class.....................             100,000,000
PPI Alger Aggressive Growth Portfolio - Service Class.....................             100,000,000
PPI Alger Growth Portfolio - Initial Class................................             100,000,000
PPI Alger Growth Portfolio - Adviser Class................................             100,000,000
PPI Alger Growth Portfolio - Service Class................................             100,000,000
PPI OpCap Balanced Value Portfolio - Initial Class........................             100,000,000

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Portfolio Partners, Inc.
August 30, 2001
Page 2

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
PPI OpCap Balanced Value Portfolio - Adviser Class........................             100,000,000
PPI OpCap Balanced Value Portfolio - Service Class........................             100,000,000
PPI Brinson Tactical Asset Allocation Portfolio - Initial Class...........             100,000,000
PPI Brinson Tactical Asset Allocation Portfolio - Adviser Class...........             100,000,000
PPI Brinson Tactical Asset Allocation Portfolio - Service Class...........             100,000,000
PPI DSI Enhanced Index Portfolio - Initial Class..........................             100,000,000
PPI DSI Enhanced Index Portfolio - Adviser Class..........................             100,000,000
PPI DSI Enhanced Index Portfolio - Service Class..........................             100,000,000
PPI Goldman Sachs Capital Growth Portfolio - Initial Class................             100,000,000
PPI Goldman Sachs Capital Growth Portfolio - Adviser Class................             100,000,000
PPI Goldman Sachs Capital Growth Portfolio - Service Class................             100,000,000
PPI Salomon Brothers Capital Portfolio - Initial Class....................             100,000,000
PPI Salomon Brothers Capital Portfolio - Adviser Class....................             100,000,000
PPI Salomon Brothers Capital Portfolio - Service Class....................             100,000,000
PPI Salomon Brothers Investors Value Portfolio - Initial Class............             100,000,000
PPI Salomon Brothers Investors Value Portfolio - Adviser Class............             100,000,000
PPI Salomon Brothers Investors Value Portfolio - Service Class............             100,000,000


         We have reviewed the Fund's Articles of Incorporation as amended and supplemented through the date hereof (the "Articles of Incorporation"), ByLaws (the "ByLaws"), resolutions of its Board of Directors and shareholders, and such other legal and factual matters as we have deemed appropriate.

         This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

         We have also assumed the following for this opinion:

         1. The Shares will be issued in accordance with the Fund's Articles of Incorporation and ByLaws and resolutions of the Fund's Board of Directors and shareholders relating to the creation, authorization and issuance of the Shares.

         2. The Shares will be issued against consideration therefor as described in the applicable Fund prospectus, and such consideration will have been at least equal to the applicable net asset value and the applicable par value.

         3. The number of outstanding Shares will not exceed the number of Shares authorized for the particular Portfolio and Class.


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Portfolio Partners, Inc.
August 30, 2001
Page 2

         On the basis of the foregoing, it is our opinion that the Shares will be validly and legally issued, fully paid and non-assessable by the Fund.

         We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 6 to the Fund's Registration Statement on Form N-1A.


                                                 Very truly yours,



                                                 /S/ DRINKER BIDDLE & REATH LLP
                                                 -------------------------------
                                                 DRINKER BIDDLE & REATH LLP